Exhibit 3.4


                                    BYLAWS OF


                       HUDSON RIVER BANK & TRUST COMPANY


                           ARTICLE I. PRINCIPAL OFFICE


         The principal office of Hudson River Bank & Trust Company (the "Bank") shall be located in the City of Hudson, County of Columbia, State of New York.


                            ARTICLE II. STOCKHOLDERS

Section l. Place of Meetings.

         All annual and special meetings of stockholders shall be held at the principal office of the Bank or at such other place in the state in which the principal place of business of the Bank is located as the Board of Directors may determine.

Section 2. Annual Meeting.

         A meeting of the stockholders of the Bank for the election of Directors and for the transaction of any other appropriate business of the Bank shall be held annually within 120 days after the end of each calendar year.

Section 3. Special Meetings.

         Special meetings of stockholders for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors or by a majority of the Whole Board of Directors. The term "Whole Board of Directors" shall mean the number of authorized directorships, whether or not there exists any vacancies in any previously authorized directorships.

Section 4. Conduct of Meetings.

         The Chairman of the Board of Directors shall preside at all meetings and in his absence, a person designated by a majority of the Board of Directors shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as seem to him in order.

Section 5. Notice of Meetings.

         Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the Secretary, or the Board of Directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 7 of this Article II or at such other address as the stockholders shall have furnished in writing to the Secretary of the Bank, with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if, after adjournment, the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record as of the new record date.

Section 6. Waiver of Notice.

         Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 7. Fixing of Record Date.

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 50 days and, in case of a meeting of stockholders, not fewer than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8. Voting Lists.

         A list of stockholders as of the record date, certified by the officer responsible for its preparation or by a transfer agent of the Bank, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

Section 9. Quorum.

         A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough stockholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the Bank's Restated Organization Certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

Section 10. Proxies.

         At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management of the Bank shall be voted as directed by the stockholder or, in the absence of such direction, as determined by the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 11. Voting of Shares in the Name of Two or More Persons.

         When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 12. Voting of Shares by Certain Holders.

         Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee or into the name of his nominee. Shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 13. Cumulative Voting.

         Stockholders shall not be entitled to cumulate their votes for the election of directors.

Section 14. Nominations.

         The Board of Directors, or a committee appointed by the Board of Directors, shall select the nominees for election as directors of the Bank. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board of Directors shall deliver written nominations to the Secretary of the Bank at least 20 days prior to the date of the annual meeting. Provided the Board of Directors, or a committee appointed by the Board of Directors, makes such nominations, no nominations for directors except those made by the Board of Directors or such committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least 30 days prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and stockholders shall be provided for use at the annual meeting.

Section 15. New Business.

         Any new business to be taken up at an annual meeting shall be stated in writing and filed with the Bank at least 45 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 45 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 16. Informal Action by Stockholders.

         Any action required to be taken at a meeting of stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

                         ARTICLE III. BOARD OF DIRECTORS

Section 1. Responsibilities; Number of Directors.

         The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall consist of not less than 7 nor more than 30 directors. Within the foregoing limits, the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 2. Qualifications.

         Each director shall be at least 18 years of age and at least one-half of the directors shall be citizens of the United States at the time of their election and during their continuance in office.

Section 3. Age of Directors.

         No person who has attained seventy-five (75) years of age may be appointed or elected as a director of the Bank. This restriction shall not apply to any person who was serving as a trustee of the Bank immediately prior to its mutual-to-stock conversion.

Section 4. Regular and Annual Meetings.

         An annual meeting of the Board of Directors for the election of officers shall be held, without notice other than these By-Laws, immediately after, and at the same place as, the annual meeting of stockholders of the Bank, or at such other time or place within 25 days following the annual meeting of stockholders as the Board of Directors may fix by resolution. The Board of Directors shall hold at least 10 regular meetings per year and shall be required to meet at least twice during any three consecutive months during the calendar year. For these purposes, the annual meeting shall be considered a regular meeting. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without notice other than such resolution.

Section 5. Special Meetings.

         Special meetings of the Board of Directors may be called at any time by or at the request of the Chairman, if one has been elected, or by the President. Special meetings of the Board of Directors shall also be convened by the Secretary upon the written request of at least three directors. The persons authorized to call special meetings of the Board of Directors shall give notice of such meetings in the manner prescribed by these By-Laws and may fix any place, within or without the Bank's regular business area, as the place for holding any special meeting of the Board of Directors called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 6. Conduct of Meetings.

         Meetings of the Board of Directors shall be presided over by the Chairman, if a Chairman has been elected by the Board of Directors, or such other director or officer as the Chairman shall designate. If a Chairman has not been elected by the Board of Directors or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the President. If the President is absent or otherwise unable to preside over the meeting, the presiding officer shall be the then senior member of the Board of Directors in terms of length of service on the Board of Directors (including its predecessor body, the Board of Trustees of the Bank prior to the Bank's mutual-to-stock conversion). The Secretary, or in the absence or disability of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other presiding person) shall conduct all meetings of the Board of Directors in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board of Directors meetings. Any one or more directors may participate in a meeting of the Board of Directors or committee thereof by means of a conference telephone or communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section 7. Notice of Meetings; Waiver of Notice.

         Except as otherwise provided herein, at least 24 hours' notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile, or other electronic transmission, and at least two business days notice of meetings shall be given if notice is given in writing and delivered by courier or by postage-prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any such mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Bank, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting if the director does not protest, prior thereto or at its commencement, the lack of notice to such director.

Section 8. Quorum and Voting Requirements.

         A quorum at any meeting of the Board of Directors shall consist of not less than a majority of the Whole Board of Directors or such greater number as shall be required by law, these By-Laws or the Restated Organization Certificate of the Bank. If less than a quorum is present, the majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Restated Organization Certificate of the Bank or these By-Laws, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board of Directors.

Section 9. Resignation.

         Any director may resign at any time by sending a written notice of such resignation to the principal office of the Bank addressed to the Chairman, if one has been elected, or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 10. Removal.

         Notwithstanding any other provision of the Restated Organization Certificate of the Bank or these By-Laws, any director may be removed at any time with or without cause, upon the affirmative vote of the holders of record of not less than 80% of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

Section 11. Vacancies.

         Subject to the limitations prescribed by law, the Restated Organization Certificate of the Bank and these By-Laws, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled by the stockholders, except that vacancies not exceeding one-third of the entire Board of Directors may be filled by the affirmative vote of a majority of the directors then holding office. No person shall be elected a director unless nominated at a previous regular or special meeting, called for that purpose, upon the recommendation of the Board of Directors, or a committee appointed by the Board of Directors. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor shall be elected and qualified.

Section 12. Compensation.

         The compensation of the directors of the Bank shall be fixed by the Board of Directors.

Section 13. Emergency Authority.

         In the event there shall occur an acute emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the Bank by its Directors and officers as otherwise provided in these Bylaws, any three or more available members of the then incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the Bank to conduct its business during such period, including the relocation elsewhere of any office of the Bank which shall be unable to function because of the acute emergency. If during the period of acute emergency there shall be no Executive Committee, or a minimum of three members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.

                             ARTICLE IV. COMMITTEES

Section 1. Enumeration of Committees.

         The standing committees of the Board of Directors shall be an Executive Committee, an Audit Committee, and a Nominating Committee. The Board of Directors, by vote of a majority of the whole Board of Directors, may from time to time designate additional committees of the Board of Directors, either temporary or permanent, with such lawfully delegable powers and duties as it thereby confers not inconsistent with these By-laws, to serve at the pleasure of the Board of Directors and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members ("Alternate Directors") who may replace any absent or disqualified member at any meeting of the committee; provided however, that the Chairman shall be a member of, and shall serve as the chairman of the Executive Committee and he shall be an ex-officio member of all other committees, except the Audit Committee and any other committee on which he is prohibited from being a member, by law, the Restated Organization Certificate or these Bylaws. The Board of Directors, by a resolution adopted by a majority of the Whole Board of Directors may terminate any committee previously established.

Section 2. The Executive Committee.

         The Executive Committee shall consist of the Chairman of the Board of Directors and four additional Directors elected annually by the vote of the majority of the Whole Board of Directors. If any member of the Executive Committee shall be absent from any meeting of the committee, the Chairman shall designate some other Director, other than one serving as a salaried officer, to act as a member of the committee at that meeting. In the event there shall be a vacancy in the office of Chairman, then and in that event such other additional Director or Directors as may be needed to obtain the full complement of five members shall be elected by the Board of Directors to serve until the vacancy is filled, or until the next annual meeting. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the Whole Board of Directors. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the committee may be called by the Chairman or at any time by any two members of the committee, upon twenty-four hours' notice by mail, in person, or by telegraph or telephone. The notice of a special meeting of the committee, however given, shall state the time when and the place, which shall be within the State of New York, where the meeting is to be held and the business which is to be presented and no business other than that stated in the notice shall be transacted at said meeting. The Executive Committee may make rules for the regulation of its meetings and proceedings not inconsistent with these Bylaws. Four members of the committee, including designees designated to act for an absent member or members of the committee, shall be necessary for a quorum at any meeting of the committee. Attendance by Alternate Directors shall constitute membership on the Committee for determining quorum requirements. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee. Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority may be limited by resolution adopted by a majority of the Whole Board of Directors or by the laws of the State of New York. In addition, the Executive Committee shall not have the authority of the Board of Directors with reference to: the submission to stockholders of any action that requires stockholders' authorization under New York law; the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; the fixing of compensation of the Directors for serving on the Board of Directors or any committee thereof; the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; the taking of any action which is expressly required by New York law to be taken at a meeting of the Board of Directors or by a specified proportion of Directors; the amendment or repeal of the Restated Organization Certificate or Bylaws of the Bank or adoption of new Bylaws of the Bank; recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3. The Nominating Committee.

         The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, shall appoint a Nominating Committee of the Board of the Board of Directors, consisting of not less than three Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Bank and (b) to recommend to the Whole Board of Directors nominees for election to the Board of Directors (i) to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing and (ii) to fill vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or resulting from an increase in the authorized number of Directors.

Section 4. The Audit Committee.

         The Audit Committee shall consist of two or more Directors, none of whom shall be a salaried officer of the Bank, who shall be elected to said Committee at the annual meeting of the Board of Directors, or in the case of the filling of a vacancy (such vacancy, in every case to be filled by an existing non-salaried Director) at any regular or special meeting of the Board of Directors. The Audit Committee shall assist the Board of Directors in fulfilling its obligation to oversee the appropriateness of accounting policies, and Bank procedures and controls and shall be charged with the duty of carrying out the requirements of Section 254 of the Banking Law of the State of New York (the ANew York Banking Law@) as the same now is in force or as it may be amended or of any law substituted therefor. In performing its functions, the Audit Committee shall utilize the expertise of the Bank's internal Auditing Department under the direction of the Bank's internal Auditor. The Audit Committee shall hold formal meetings with the Bank's internal auditors on a quarterly basis.

                               ARTICLE V. OFFICERS

Section 1. Positions.

         The officers of the bank shall be a president, one or more vice presidents, a secretary, and a chief financial officer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. The President shall be a director of the Bank. Any two or more offices may be held by the same person, except for the offices of President and Secretary. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office.

         The officers of the bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with applicable law, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3. Removal.

         Any officer may be removed by the Board of Directors at any time with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies.

         A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Remuneration.

         The remuneration of the officers shall be fixed from time to time by the Board of Directors.

                     ARTICLE VI. SECURITIES AND INVESTMENTS

Section 1. Loans and Investments.

         The Board of Directors shall from time to time determine and direct to what extent the funds and property of the Bank shall be invested, and, subject to all applicable provisions of law, the kind and character of the investments which are to be made and how the same shall be handled and dealt with. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 2. Care and Custody of Securities.

         All stocks, bonds and other securities, including bonds and mortgages, not directed by the Board of Directors to be held in bearer form, or in the name of a nominee, shall be in the name of the Bank and, to the extent that the form of the several securities may permit or as may be permitted or required by law, shall be registered or recorded in the name of the Bank. All securities including bonds and mortgages held by the Bank shall be kept in such manner and at such places as the Board of Directors, having due regard for the safety and protection thereof, may direct, and all or any part thereof may be lodged or deposited for safekeeping with such other institutions as the Board of Directors may from time to time approve.

Section 3. Transfers of Securities, Etc.

         Transfers and assignments of stocks, bonds and other securities standing, issued or registered in the name of the Bank may be signed by any two of the following officers acting by virtue of their several offices, to wit: the Chairman, the President, an Executive Vice President, the Secretary, or may be signed by any one of said officers together with such other officer or officers, or person or persons, as the Board of Directors may from time to time authorize or designate.

         The Chairman or the President, or in their absence an Executive Vice President or the Secretary, shall execute any and all instruments for the proper transaction of the business of the Bank relating to its mortgage investments, including extensions, modifications, alterations, and amendments, assignments and satisfaction pieces. The Board of Directors may, nevertheless, at any time authorize and empower other additional officers or employees to do any one or more of these things.

                  ARTICLE VII. DEPOSITORIES, CHECKS AND DRAFTS

Section 1. Depositaries and Withdrawals.


         The Board of Directors may from time to time designate banks, trust companies or similar institutions to be depositaries of funds of the Bank and may by resolution designate the officer or officers, or employee or employees, who shall be authorized to sign the checks, drafts, vouchers or orders of the Bank upon which such depositaries shall be authorized to pay out the moneys so deposited. Unless and until the Board of Directors shall otherwise provide, such checks, drafts, vouchers or orders for the payment of deposited funds shall be signed by any two of the following officers: the Chairman, the President, the Chief Financial Officer, an Executive Vice President, a Senior Vice President, a Vice President, the Secretary, the Controller, an Assistant Vice President, an Assistant Secretary, an Assistant Controller and the Assistant to the President, if the Board of Directors shall have established the offices of Assistant Vice President, Assistant Secretary, Assistant Controller or Assistant to the Chairman.


Section 2. Depositors' Withdrawals.

         The Chairman, the President, an Executive Vice President or the Secretary shall designate those officers and employees who shall be authorized to sign or countersign checks drawn upon the general deposit accounts of the Bank issued in payment of depositor withdrawals. The Board of Directors may also adopt such other means of payment of depositor withdrawals as to it may seem proper and expedient.

            ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section l. Certificates for Shares.

         Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or by any other officer of the Bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

Section 2. Transfer of Shares.

         Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Bank shall be as fixed by the Board of Directors. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                              ARTICLE X. DIVIDENDS

         Subject to the terms of the Bank's Restated Organization Certificate and applicable law, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE XI. CORPORATE SEAL

         The Board of Directors shall provide a Bank seal, which shall be two concentric circles between which shall be the name of the Bank, or in such other form deemed appropriate by the Board of Directors. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XII. SURETY BONDS

Section 1. Surety Bonds and Premiums Thereon.

         The Bank shall procure from a responsible surety company approved by the Board of Directors and shall keep continuously in force and effect a banker's blanket bond of insurance or a fidelity bond of similar type and character covering all of the officers and employees of the Bank in such amount as the Board of Directors may fix. The Board of Directors may also require that individual officers or employees shall furnish separate bonds conditioned for the faithful performance of their several duties. It shall be obligatory upon the officers and employees to furnish to the Bank and to the surety company involved any and all information necessary or appropriate to the procurement of any bond or bonds herein provided for. The Bank may dismiss any officer or employee who shall fail when asked or who shall refuse to give any and all proper and relevant information required by the designated surety company or as to whom such surety company shall decline to give a bond or whom the surety company shall decline to include in a general bond.

         All expenses connected with such bond or bonds and all premiums thereon shall be borne by the Bank.

                       ARTICLE XIII. RULES AND REGULATIONS

         Management shall adopt rules and regulations not inconsistent with law for the payment of deposits and interest and, generally, for the transaction and management of the affairs of the Bank. Such rules and regulations shall be posted in a conspicuous place in the offices of the Bank and shall be available to depositors upon request. Such posting shall be taken and held as actual notice to and be binding upon each depositor and to all persons claiming any interest in any account. All notices to the Bank from depositors, or other persons claiming any interest in any account, shall be not effective unless they are in writing and signed by the persons giving such notice.

         Rules and regulations adopted by management or any amendments thereto shall be transmitted to the Board of Directors at its next regular monthly meeting following the adoption of same.

                             ARTICLE XIV. AMENDMENTS

         These Bylaws may be amended in a manner consistent with the New York Banking Law and the regulations thereunder at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the stockholders of the Bank at any legal meeting.